UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                      August 1, 2007
USA Mobility, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(866) 662-3049
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements.
On August 1, 2007, the Board of Directors approved the following changes to non-executive directors’ compensation. The Board of Directors approved acceleration in the conversion date for outstanding restricted stock units (“RSUs”) as of August 1, 2007. Outstanding RSUs will be converted into shares of the Company’s common stock on the earlier of: (1) a director’s departure from the Board of Directors; (2) a change in control of the Company (as defined in the USA Mobility, Inc. Equity Incentive Plan (“Equity Plan”)); or (3) the second trading day following the day that the Company files its 2007 Annual Report on Form 10-K with the Securities and Exchange Commission.
The Board of Directors also approved that future cash distributions on the existing RSUs will be set aside and paid in cash to each non-executive director when the RSUs are converted into shares of common stock.
Commencing with the third quarter of 2007 each non-executive director will be granted in arrears on the first business day of the subsequent quarter $10,000 in value ($12,500 for the Audit Committee Chair) of restricted stock based upon the closing price of a share of the Company’s common stock on the last trading day of the quarter as reported by Bloomberg Capital Markets on the NASDAQ® Global Market. The restricted stock will vest on the earlier of a change in control of the Company (as defined in the Equity Plan) or one year from the date of grant provided the non-executive director maintains continuous service on the Company’s Board of Directors. Future cash distributions on restricted stock will be set aside and paid in cash to each non-executive director as the restricted stock vests.
Item 2.02 Results of Operations and Financial Condition.
On August 1, 2007, USA Mobility, Inc. announced operating results for the second quarter ended June 30, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference. The information in this Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On August 1, 2007, USA Mobility, Inc. announced that its Board of Directors has declared a regular quarterly cash distribution of $0.65 per share of common stock. The cash distribution will be paid on September 6, 2007 to stockholders of record on August 16, 2007. The Company expects the entire amount of the cash distribution, a total of approximately $17.8 million, to be paid as a return of capital.
The information in this Item 8.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibit.
(a) Financial statements of business acquired:
Not applicable.
(b) Pro form financial information:
Not applicable.
(c) Exhibit:
Exhibit 99.1
Description of Exhibit – Press Release dated August 1, 2007 (furnished pursuant to Items 2.02 and 8.01; not “filed” for purposes of Section 18 of the Exchange Act)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

August 3, 2007	By:	/s/ Thomas L. Schilling Name: Thomas L. Schilling
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	USA Mobility, Inc. Press Release dated August 1, 2007